UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2022

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement..

On August 10, 2022 (the “Closing Date”), Aziyo Biologics, Inc., a Delaware corporation (the “Company” or the “Borrower”) entered into a Credit Agreement, dated as of August 10, 2022, between Aziyo Biologics, Inc. and the subsidiaries of the Company (each, a “Loan Party,” and, together with the Company, collectively, the “Loan Parties”), with the financial institutions party thereto from time to time as lenders and SWK Funding LLC, as agent (the “Credit Agreement”). The Credit Agreement provides for (i) a senior secured term loan in an aggregate amount of $21.0 million (the “Initial Term Loan”) and (ii) an additional tranche of term loan feature which permits the Borrower to borrow up to an additional $4.0 million, subject to the achievement of specified operational and financial metrics by September 30, 2023 (the “Additional Term Loan” and, together with the Initial Term Loan, the “Term Loans”) and (iii) the establishment of a separate, new asset-based revolving facility of up to $8.0 million.

The Initial Term Loan was drawn on the Closing Date, and the Company used the borrowings to repay outstanding amounts under the Company’s existing amended and restated term loan credit agreement with Midcap Financial Trust, as agent and lender, and the other lenders party thereto (as amended, the “Existing Term Loan”) and the Company’s amended and restated revolving credit agreement with Midcap Funding IV Trust, as agent and lender, and the other lenders party thereto (as amended, the “Existing Revolving Facility” and, together with the Existing Term Loan, “Existing Credit Agreement”). The Company intends to use the remaining borrowings under the Initial Term Loan for its ongoing commercial and product development initiatives.

The Company’s obligations under the Credit Agreement are guaranteed by the other Loan Parties, including Aziyo Med, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Borrower. Pursuant to the Credit Agreement and the other Loan Documents, the Company and the other Loan Parties granted a lien to the Agent in substantially all of the assets now owned or hereafter acquired by any Loan Party, subject to certain customary exceptions.

All of the Term Loan borrowings under the Credit Agreement take the form of Secured Overnight Financing Rate (“SOFR”) loans. SOFR loans will bear interest at a rate per annum equal to the sum of an applicable margin of (i) 8.75% and the “Term SOFR Rate” (based upon an interest period of 3 months), or (ii) if the Borrower has elected the PIK Interest option (as defined below), 4.75% and the “Term SOFR Rate.” The Borrower may elect a portion of the interest due, to be paid in-kind at a rate per annum of 4.5% (“PIK Interest”), and such election may be made (x) until November 15, 2024 if the conditions to draw the Additional Term Loan have not been met, or (y) if such conditions to draw the Additional Term Loan have been satisfied, until November 17, 2025. The “Term SOFR Rate” is subject to a floor of 2.75%. Amortization of the Term Loan starts on November 15, 2024, which amortization may be extended to November 17, 2025 if conditions to draw the Additional Term Loan have been satisfied. Principal payments during the amortization period will be limited based on revenue-based caps.

Under the Credit Agreement, the Loan Parties are required: to (a) maintain minimum Consolidated Unencumbered Liquid Assets (as defined in the Credit Agreement) of (i) at any time on or after the Closing Date and on or before October 10, 2022, $5.0 million, and (ii) at any time thereafter, the greater of (x) $5.0 million, or (y) the sum of the Operating Burn (as defined in the Credit Agreement) for the two (2) prior, consecutive fiscal quarters then ended; and (b) maintain certain minimum revenue levels, to be tested on a quarterly basis, beginning on the fiscal quarter ending September 30, 2022.

Any amounts voluntarily or mandatorily prepaid under the Credit Agreement are subject to a prepayment penalty, subject to certain exceptions, equal to (i) 2.00% of the principal amount prepaid if the prepayment occurs prior to the first anniversary of the Closing Date, plus all remaining regularly scheduled interest payments for such first year period, (ii) 2.00% of the principal amount prepaid if the prepayment occurs after the first anniversary and prior to the second anniversary of the Closing Date, and (iii) 0.00% thereafter. Upon termination of the Credit Agreement, the Company shall pay an exit fee equal to 6.50% of the aggregate amount of Term Loans funded prior to such termination date.

Pursuant to the Credit Agreement, on August 10, 2022, the Company issued to SWK Funding LLC a warrant (the “Warrant”) to purchase, in the aggregate, up to 187,969 shares of Class A common stock of the Company, $0.001 par value per share (the “Common Stock”) at an exercise price of $6.65 per share. The Warrant is immediately exercisable for up to 157,894 shares of Common Stock from time to time on or after the Closing Date. Subject to and effective upon the borrowing by the Borrower of the Additional Term Loan, the Warrant will be exercisable for up to an additional 30,075 shares of Common Stock. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant are subject to adjustment in the event of stock dividends, stock splits and certain other events affecting the Common Stock. Unless earlier exercised or terminated in accordance with its terms, the Warrant will expire on the seventh anniversary of the Closing Date.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Warrant which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Existing Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant to Purchase Stock, issued on August 10, 2022, by Aziyo Biologics, Inc.to SWK Funding LLC.

10.1#	Credit Agreement, dated as of August 10, 2022, between Aziyo Biologics, Inc. and the subsidiaries of the Company, with the financial institutions party thereto from time to time as lenders and SWK Funding LLC, as agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

# Annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5)(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: August 15, 2022	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer